EXHIBIT 10(ff)

                                                             EXECUTION COPY

                             AMENDMENT NO. 3 TO AMENDED
                           AND RESTATED CREDIT AGREEMENT

     AMENDMENT dated as of January 19, 1996 among AMERICAN EXPLORATION COMPANY (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent"), and BANK OF MONTREAL, as Co-Agent (the "Co-Agent").

                               W I T N E S S E T H :

     WHEREAS, the Borrower, the Banks, the Agent and the Co-Agent have heretofore entered into an Amended and Restated Credit Agreement dated as of December 21, 1994, as amended by Amendment No. 1 dated as of February 16, 1995 and Amendment No. 2 dated as of May 2, 1995 (as so amended, the "Agreement"); and

     WHEREAS, the parties hereto desire to amend certain provisions of the Agreement in the manner set forth below.

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

     SECTION 2. AMENDMENT OF SECTION 1.01 OF THE AGREEMENT. (A) The following defined terms in Section 1.01 are redefined as follows:

          "Level I Status" exists at any date on which the sum of (i) the aggregate outstanding amount of the Loans and (ii) the aggregate Letter of Credit Liabilities is less than 60% of the Borrowing Base.


          "Level II Status" exists at any date on which Level I Status does not exist.

          "Termination Date" means the Quarterly Date falling in June 1997.

          (B) The following defined term is hereby added to Section 1.01:

          "Availability Limit" means at any date an amount equal to the lesser of (i) the aggregate amount of the Commitments at such date and (ii) $40,000,000. The Availability Limit may be increased only by an amendment in accordance with Section 9.05, which the Banks may agree to or not agree to in their sole discretion.

          (C)  The definition of "Level III Status" in Section 1.01 is deleted.

     SECTION 3. AMENDMENT OF SECTION 2.04 OF THE AGREEMENT. The reference in Section 2.04 to "one-twelfth (1/12th)" is changed to "one-tenth (1/10th)".

     SECTION 4. AMENDMENT OF SECTION 2.05 OF THE AGREEMENT. (A) In Section 2.05(a) of the Agreement, the first sentence is amended to read as follows:

           (a) Each Domestic Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, as follows:

               (1) for any day on which Level I Status exists, at a rate per annum equal to the lesser of (x) the Highest Lawful Rate applicable to the Bank making such Loan and (y) the sum of 1/2% plus the Base Rate for such day; and

               (2) for any day on which Level II Status exists, at a rate per annum equal to the lesser of (x) the Highest Lawful Rate applicable to the Bank making such Loan and (y) the sum of 3/4% plus the Base Rate for such day.

          (B) In Section 2.05(b), the defined term "Margin" is redefined as follows:

          "Margin" means (i) for any day on which Level I Status exists, 1 1/2% or (ii) for any day on which Level II Status exists, 1 3/4%.

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     SECTION 5.  AMENDMENT OF SECTION 2.06 OF THE AGREEMENT.

          (A) In Section 2.06(a) of the Agreement, the phrase "the aggregate amount of the Commitments" is changed to "the Availability Limit".

          (B) In Section 2.06(b) of the Agreement, the first sentence is amended to read as follows:

          (b) The Company shall pay to the Agent a letter of credit fee, as follows:

               (1) for any day on which Level I Status exists, at the rate of 1 1/2% per annum on the aggregate amount available for drawing under any Letter of Credit from time to time, such fee to be payable for the account of the Banks ratably in proportion to their participation therein; and

               (2) for any day on which Level II Status exists, at the rate of 1 3/4% per annum on the aggregate amount available for drawing under any Letter of Credit from time to time, such fee to be payable for the account of the Banks ratably in proportion to their participation therein.

     SECTION 6. AMENDMENT OF SECTION 3.04(b) OF THE AGREEMENT. In Section 3.04(b) of the Agreement, the phrase "the aggregate amount of the Commitments" is changed to "the Availability Limit".

     SECTION 7. AMENDMENT OF SECTION 5.11 OF THE AGREEMENT. Section 5.11 of the Agreement is amended by the addition of the following clause (vii):

          "and (vii) repurchase shares of its common stock in lots of less than 100 shares for an aggregate repurchase price not to exceed $3,000,000."

     SECTION 8. AMENDMENT OF SECTION 9.05 OF THE AGREEMENT. Section 9.05 of the Agreement is hereby amended by the addition of the following clause (v) to the PROVISO thereto:

          or (v) change the definition of Availability Limit or the provisions of Section 3.04(b).

     SECTION 9. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

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     SECTION 10.  COUNTERPARTS; EFFECTIVENESS.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of January 1, 1996 when the Agent shall have received duly executed counterparts hereof signed by the Borrower, each of the Banks and the Co-Agent (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                    AMERICAN EXPLORATION COMPANY

                    By  /s/  T. Frank Murphy
                       Title: Vice President -
                              Corporate Finance

                    MORGAN GUARANTY TRUST COMPANY
                      OF NEW YORK

                    By  /s/  John Kowalczuk
                       Title: VICE PRESIDENT


                    BANK OF MONTREAL, as a Bank and
                    as a Co-Agent

                    By  /s/  Robert Roberts
                       Title: Director, U.S.
                              Corporate Banking


                    BANQUE PARIBAS

                    By  /s/  Mark M. Green
                       Title: VICE PRESIDENT


                    By  /s/  Barton D. Schouest
                       Title: Group Vice President

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                    MORGAN GUARANTY TRUST COMPANY
                      OF NEW YORK, as Agent

                    By  /s/  John Kowalczuk
                       Title: VICE PRESIDENT

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